CONFORMED COPY


                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         CARCO Auto Loan Master Trust
-----------------------------------------------------------------------------
            (Exact Name of registrant as specified in its charter)


               New York                                  Not Applicable
         ------------------------                        -----------------
          (State of incorporation                         (IRS Employer
           or organization)                            Identification No.)

         27777 Franklin Road
            Southfield, MI                                 48034-8286
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(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange on
        to be so registered                  which each class is to
                                                    be registered
            None


        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities Act registration statement file number to which this form relates: 333-38873

        Securities to be registered pursuant to Section 12(g) of the Act:

        6.689% Auto Loan Asset Backed Certificates, Series 1997-1

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
-------  --------------------------------------------------------

        The information required by this Item is set forth under the heading "Description of the Certificates" on pages 26 to 53 of the Prospectus, dated October 25, 1996 (related to CARCO Auto Loan Master Trust Auto Loan Asset Backed Certificates (the "Prospectus")) and under the heading "Series Provisions" on pages S-22 to S-29 of the Prospectus Supplement dated July 24, 1997 (related to the offering of $700,000,000 of CARCO Auto Loan Master Trust 6.689% Auto Loan Asset Backed Certificates, Series 1997-1 (the "Prospectus Supplement")). The Prospectus and the Prospectus Supplement were electronically transmitted to the Commission for filing on December 9, 1996, with reference to Registration Statement No. 33-55795 and in compliance with Rule 424(b)(2) adopted under the Securities Act of 1933, as amended. The material under the heading "Description of the Certificates" on pages 26 to 53 of the Prospectus and under the heading "Series Provisions" on pages S-22 to S-29 of the Prospectus Supplement is incorporated herein by reference.

Item 2.  Exhibits.
-------  ---------

        The following exhibits are filed with this Registration Statement:

        1    Copy of a 6.689% Auto Loan Asset Backed Certificate,
             Series 1997-1.

        2.1. Copy of the Pooling and Servicing Agreement, dated as of May 31, 1991, among Chrysler Auto Receivables Company, as Seller, Chrysler Credit Corporation, as Servicer and Manufacturers and Traders Trust Company, as Trustee. Filed as Exhibit 2 to CARCO Auto Loan Master Trust's Registration Statement on Form 8-A dated July 31, 1991, and incorporated herein by reference.

        2.2. Copy of the First Amendment dated as of August 6, 1992 to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company ("USA") on August 8, 1991, among USA, as Seller, Chrysler Credit Corporation, as Servicer and Manufacturers and Traders Trust Company, as Trustee. Filed as
             Exhibit 2.2 to CARCO Auto Loan Master Trust's Registration Statement on Form 8-A dated September 14, 1992, and incorporated herein by reference.

        2.3. Copy of the Second Amendment dated as of September 21, 1993 to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company ("USA") on August 8, 1991, among USA, as Seller, Chrysler Credit Corporation, as Servicer and Manufacturers and Traders Trust Company, as Trustee. Filed as
             Exhibit 4.3 to USA's Registration Statement on Form S-1 (File No. 33-71044) and incorporated herein by reference.

        2.4. Copy of Agreement of Resignation, Appointment and Acceptance dated as of August 23, 1996, by and among U.S. Auto Receivables Company, Chrysler Financial Corporation, Manufacturers and Traders Trust Company, and The Bank of New York. Filed as
             Exhibit 4-DD to the Trust's Quarterly Report on Form 10-Q for the period ended September 30, 1996, and incorporated herein by reference.

        3. Copy of the Series 1997-1 Supplement dated as of July 31, 1997, among U.S. Auto Receivables Company, as Seller, Chrysler Financial Corporation, as Servicer, and The Bank of New York, as Trustee. Filed as Exhibit 4-GG to the Trust's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference.

                                  SIGNATURE
                                  ---------


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               CARCO Auto Loan Master Trust
                               By: Chrysler Financial Corporation, as Servicer


                               By:/s/ D. H. Olsen
                                  -----------------------------
                                      D. H. Olsen
                                      Assistant Treasurer

Dated: April 29, 1998

                                EXHIBIT INDEX
                                -------------


   No.         Description of Exhibit
   ---         ----------------------

   (1)         Copy of a 6.689% Auto Loan
               Asset Backed Certificate,
               Series 1997-1.

   (2.1)       Copy of the Pooling and Servicing
               Agreement, dated as of May 31, 1991,
               among Chrysler Auto Receivables
               Company, as Seller, Chrysler Credit
               Corporation, as Servicer, and
               Manufacturers and Traders Trust
               Company, as Trustee.  Filed as Exhibit
               2 to CARCO Auto Loan Master Trust's
               Registration Statement on Form 8-A
               dated July 31, 1991, and incorporated
               herein by reference.

   (2.2)       Copy of the First Amendment dated as
               of August 6, 1992 to the Pooling and
               Servicing Agreement dated as of May 31,
               1991, as assigned by Chrysler Auto
               Receivables Company to U.S. Auto
               Receivables Company ("USA") on August
               8, 1991, among USA, as Seller, Chrysler
               Credit Corporation, as Servicer and
               Manufacturers and Traders Trust Company, as Trustee. Filed as Exhibit 2.2 to
               CARCO Auto Loan Master Trust's
               Registration Statement on Form 8-A
               dated September 14, 1992, and incor-
               porated herein by reference.

   (2.3)       Copy of the Second Amendment dated as
               of September 21, 1993 to the Pooling and Servicing Agreement dated as of May 31,
               1991, as assigned by Chrysler Auto
               Receivables Company to U.S. Auto
               Receivables Company ("USA") on August
               8, 1991, among USA, as Seller, Chrysler
               Credit Corporation, as Servicer and

                          -------------------------


   No.         Description of Exhibit
   ---         ----------------------

               Manufacturers and Traders Trust Company, as Trustee. Filed as Exhibit 4.3 to
               USA's Registration Statement on Form
               S-1(File No. 33-70144) and incorporated
               herein by reference.

   (2.4.)      Copy of Agreement of Resignation,
               Appointment and Acceptance dated as of
               August 23, 1996, by and among U.S. Auto
               Receivables Company, Chrysler Financial
               Corporation, Manufacturers and Traders
               Trust Company, and The Bank of New
               York.  Filed as Exhibit 4-DD to the
               Trust's Quarterly Report on Form 10-Q
               for the period ended September 30, 1996, and incorporated herein by reference.

   (3)         Copy of the Series 1997-1 Supplement
               dated as of July 31, 1997, among
               U.S. Auto Receivables Company, as
               Seller, Chrysler Financial Corporation,
               as Servicer, and The Bank of New York,
               as Trustee.  Filed as Exhibit 4-GG to
               the Trust's Annual Report on Form 10-K
               for the year ended December 31, 1997,
               and incorporated herein by reference.

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